Exhibit 10.9

FTS INTERNATIONAL, INC.
2014 LONG-TERM INCENTIVE PLAN

Section 1.                                          Purposes of Plan.  The name of the Plan is the FTS International, Inc. 2014 Long-Term Incentive Plan (the “Plan”).  The purposes of the Plan are to provide an additional incentive to selected employees of the Company or its Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.  The Plan also establishes a limited CEO Discretionary Pool for Awards of Restricted Stock and Restricted Stock Units.

Section 2.                                          Definitions.  For purposes of the Plan, the following terms are defined as set forth below:

(a)                                 “Administrator” means (i) the Compensation Committee with respect to Awards of Restricted Stock Units and (ii) the CEO with respect to Awards granted under the CEO Discretionary Pool.

(b)                                 “Affiliate” means a Person, including a joint venture entity, that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.  An entity will be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(c)                                  “Award” means any Restricted Stock Unit granted under the Plan or any Restricted Stock granted under the CEO Discretionary Pool.

(d)                                 “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(e)                                  “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(f)                                   “Board” means the Board of Directors of the Company.

(g)                                  “Bylaws” mean the Bylaws of the Company, as may be amended and/or restated from time to time.

(h)                                 “Cause” has the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” Cause will mean the Participant has committed prior to termination of employment or service any of the following acts:

(1)                                 neglect of duties or failure to act, other than by reason of Disability or death;

(2)                                 the misappropriation, fraudulent conduct or acts of workplace dishonesty by the Participant with respect to the assets or operations of the Company or any of its Affiliates;

(3)                                 failure to comply with directives from superiors or written company policies;

(4)                                 personal misconduct which injuries the Company or any of its Affiliates and/or reflects poorly on the reputation of the Company or any of its Affiliates; or

(5)                                 the conviction of the Participant for, or a plea of guilty or no contest to, a felony or any crime involving moral turpitude.

In the event that there is a dispute between the Participant and the Company as to whether “Cause” for termination exists:  (A) such termination will nonetheless be effective and (B) such dispute will be subject to arbitration in Fort Worth, Texas, using the commercial rules of the American Arbitration Association.

(i)                                     “CEO” means the Chief Executive Officer of the Company who is also a member of the Board.  If at any time or to any extent the CEO does not administer the CEO Discretionary Pool, then the functions of the Administrator specified in the Plan will be exercised by the Board or the Compensation Committee.

(j)                                    “CEO Discretionary Pool” means the limited number of Shares of Restricted Stock and Restricted Stock Units that the CEO is authorized to grant and administer as set forth in Section 8 of the Plan.

(k)                                 “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as may be amended and/or restated from time to time.

(l)                                     “Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special dividend (whether in the form of cash, shares of Common Stock or other property), share split or reverse share split or other distribution, (3) combination or exchange of Shares, or (4) other change in corporate structure, which, in any such case of (1) through (4), the Administrator determines, in its sole discretion, materially affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(m)                             “Change in Control” will be deemed to have occurred if an event set forth in any one of the following paragraphs has occurred:

(1)                                 any Person other than the Company or any Affiliate thereof is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person, any securities acquired directly from the

Company, or any Affiliate thereof) representing fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding securities; or

(2)                                 the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board:  individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)                                 there is consummated a merger, amalgamation or consolidation of the Company or any Affiliate thereof with any other corporation, other than a merger, amalgamation or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger, amalgamation or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(4)                                 the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(n)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(o)                                 “Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

(p)                                 “Company” means FTS International, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(q)                                 “Compensation Committee” means the Compensation Committee of the Board.  If at any time or to any extent the Compensation Committee does not administer the Plan, then the functions of the Administrator specified in the Plan will be exercised by the Board.  Except as otherwise provided in the Certificate of Incorporation or Bylaws, any action of the Compensation Committee with respect to the administration of the Plan will be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Compensation Committee’s members.

(r)                                    “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving in the case of this clause (ii) income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(s)                                   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(t)                                    “Fair Market Value” as of a particular date means the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that if the shares of Common Stock are admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date will be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported.

(u)                                 “Participant” means an employee of the Company or any Affiliate of the Company who has been selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Restricted Stock Units or, in the case of the CEO Discretionary Pool, Restricted Stock, or any combination of the foregoing, and, upon his or her Disability or death, his or her successors, heirs, executors and administrators, as the case may be.

(v)                                 “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term will not include (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate thereof, (ii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(w)                               “Restricted Period” means the period of time that Awards are subject to time, performance and other conditions relating to vesting and restrictions on Transfer.

(x)                                 “Restricted Stock” means Shares granted pursuant to the CEO Discretionary Pool as described in Section 8 below, subject to certain restrictions, if any, that lapse at the end of a specified period or periods.

(y)                                 “Restricted Stock Units” means an Award granted pursuant to Section 7 or Section 8 hereof covering a number of Shares that, at the end of a specified deferral period or periods and/or upon attainment of specified performance objectives, may be settled in cash or by the issuance of those Shares.

(z)                                  “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

Section 3.                                          Administration.

(a)                                 The Plan will be administered by the Administrator and will be administered in accordance with, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).  The Plan is intended to comply, and will be administered in a manner that is intended to comply, with Section 409A of the Code and will be construed and interpreted in accordance with such intent.  To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it will be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.

(b)                                 Pursuant to the terms of the Plan, the Administrator will have the power and authority, without limitation:

(1)                                 to select Participants;

(2)                                 to determine whether and to what extent Awards are to be granted hereunder to Participants;

(3)                                 to determine the number of Shares to be covered by each Award granted hereunder;

(4)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions, if any, applicable to Awards and the conditions under which restrictions, if any, applicable to such Awards will lapse, (ii) the performance goals and periods applicable to Restricted Stock Units, (iii) the vesting schedule applicable to each Award, (iv) the number of Shares subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, accelerating the vesting schedule of such Awards, and, if the Administrator in its discretion determines to accelerate the vesting of Restricted Stock Units in connection with a Change in Control, the Administrator will also have discretion in connection with such action to provide that all Restricted Stock Units outstanding immediately prior to such Change in Control will expire on the effective date of such Change in Control;

(5)                                 to determine the terms and conditions, not inconsistent with the terms of the Plan, which will govern all written instruments evidencing Awards granted hereunder;

(6)                                 to determine the Fair Market Value;

(7)                                 to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan, including authorizing the Company’s human resources department to adopt administrative rules, guidelines and practices applicable to the Plan;

(8)                                 to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it from time to time deems advisable, including authorizing the Company’s human resources department to adopt administrative rules, guidelines and practices applicable to the Plan; and

(9)                                 to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)                                  All decisions made by the Administrator pursuant to the provisions of the Plan will be final, conclusive and binding on all Persons, including, but not limited to, the Company and its Affiliates and the Participants.  No member of the Board or the Compensation Committee, nor the CEO or any other officer or employee of the Company or any Affiliate thereof acting on behalf of the Board or the Compensation Committee or as the Administrator, will be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and the CEO and all members of the Board or the Compensation Committee and each and any officer or employee of the Company and of any Affiliate thereof acting on their behalf will, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.                                          Shares Reserved for Issuance Under the Plan.  Subject to Section 5 hereof, the number Shares that are reserved and available for issuance under the Plan is (i) 50,000,000 Shares for Awards of Restricted Stock Units and (ii) 25,000 Shares for Awards of Restricted Stock under the CEO Discretionary Pool.  The maximum number of Shares that may be granted in the aggregate under the Plan pursuant to Awards may not exceed 50,025,000 (subject to adjustment as provided by Section 5).

Section 5.                                          Equitable Adjustments.  In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment will be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and (ii) the kind and number of Shares subject to outstanding Restricted Stock and Restricted Stock Units granted under the Plan; provided, however, that any fractional Shares resulting from the adjustment will be eliminated by rounding down to the nearest whole Share.  Such other equitable substitutions or adjustments will be made as may be determined by the Administrator, in its sole discretion.  Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award.  The Administrator’s determinations pursuant to this Section 5 will be final, binding and conclusive.

Section 6.                                          Eligibility.  The Participants under the Plan will be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify.

Section 7.                                          Restricted Stock Units.

(a)                                 General.  Restricted Stock Units may be issued under the Plan.  The Administrator will determine (i) the Participants to whom, and the time or times at which, Awards of Restricted Stock Units will be made; (ii) the number of Shares to be awarded; (iii) the period of time before such Restricted Stock Units and underlying Shares become vested and free of restrictions on Transfer, if any; (iv) the performance objectives, if any, applicable to Restricted Stock Units; and (v) all other conditions of the Restricted Stock Units.  If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant will forfeit his or her Restricted Stock Units in accordance with the terms of the Plan and the applicable Award Agreement.  The provisions of the Restricted Stock Units need not be the same with respect to each Participant.  All grants of Restricted Stock Units will vest subject to any additional terms or performance requirements determined under the Plan or the applicable Award Agreement.

(b)                                 Awards and Certificates.  The prospective recipient of Restricted Stock Units will not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the Award date.  At the expiration of the Restricted Period, Share certificates in respect of Restricted Stock Units may, in the Administrator’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Award of Restricted Stock Units.  The Administrator will also determine the time or times during which Restricted Stock Units may be settled and whether Restricted Stock Units may be settled in cash, Shares or a combination of both.

(c)                                  Restrictions and Conditions.  The Restricted Stock Units granted pursuant to this Section 7 will be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:

(1)                                 The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment to the Company or any Affiliate thereof, or the Participant’s death or Disability.  Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards will be subject to Section 9 hereof.

(2)                                 The Participant will not have the rights of a stockholder with respect to Shares subject to an Award of Restricted Stock Units.

(3)                                 The applicable Award Agreement will set forth the rights of a Participant with respect to his or her Restricted Stock Units upon termination of employment with the Company or any Affiliate.

Section 8.                                          CEO Discretionary Pool.

(a)                                 General.  The CEO as Administrator may issue a limited number of Shares of Restricted Stock and Restricted Stock Units under the CEO Discretionary Pool hereby established under the Plan.  Awards under this Section may not be granted to anyone at or above the Senior Vice President level at the Company.  The Administrator will determine (i) the Participants to whom, and the time or times at which, Awards of Restricted Stock and Restricted Stock Units will be made; (ii) the number of Shares to be awarded; (iii) the period of time before such Shares become vested and free of restrictions on Transfer, if any; (iv) the performance objectives, if any, applicable to Restricted Stock and Restricted Stock Units; and (v) all other conditions of Restricted Stock and Restricted Stock Units.  If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant will forfeit his or her Restricted Stock and Restricted Stock Units, as applicable, in accordance with the terms of the Plan and the applicable Award Agreement.  The provisions of the Restricted Stock and Restricted Stock Units need not be the same with respect to each Participant.  All grants of Restricted Stock and Restricted Stock Units will vest subject to any additional terms or performance requirements determined under the Plan or the applicable Award Agreement.  The CEO as Administrator will report periodically to the Compensation Committee regarding Awards granted under this Section.

(b)                                 Awards and Certificates.  The prospective recipient of Restricted Stock and Restricted Stock Units under the CEO Discretionary Pool will not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the Award date.  Except as otherwise provided below in Section 8(c), (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a Share certificate in respect of such Restricted Stock; and (ii) any such certificate so issued will be registered in the name of the Participant, and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.  The Company may require that the Share certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company, and that, as a condition of any award of Restricted Stock the Participant will have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.  The Company may also require a Participant to execute a proxy in favor of the Company or its designee with respect to any Shares of Restricted Stock granted under the Plan.  At the expiration of the Restricted Period, Share certificates in respect of Restricted Stock Units may, in the Administrator’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of Shares covered by the Award of Restricted Stock Units.  The Administrator will also determine the time or times during which Restricted Stock Units may be settled and whether Restricted Stock Units may be settled in cash, Shares or a combination of both.

Notwithstanding anything in the Plan to the contrary, any Restricted Stock may, in the Company’s sole discretion, be issued in uncertificated form pursuant to customary arrangements for issuing Shares in such form.

(c)                                  Restrictions and Conditions.  The Restricted Stock and Restricted Stock Units granted pursuant to this Section 8 will be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:

(1)                                 The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment to the Company or any Affiliate thereof, or the Participant’s death or Disability.  Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards will be subject to Section 9 hereof.

(2)                                 Whether or not the Participant will have the rights of a stockholder with respect to Shares subject to an Award of Restricted Stock will be set forth in the applicable Award Agreement.  The Participant will not have the rights of a stockholder with respect to Shares subject to an Award of Restricted Stock Units.

(3)                                 The applicable Award Agreement will set forth the rights of a Participant with respect to his or her Restricted Stock and Restricted Stock Units upon termination of employment with the Company or any Affiliate.

Section 9.                                          Accelerated Vesting In Connection With a Change in Control.  Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant’s employment or service is terminated by the Company, its successor or Affiliate thereof without Cause on or within ninety (90) days before the effective date of the Change in Control but prior to twenty-four (24) months following the effective date of the Change in Control, then the restrictions and forfeiture conditions applicable to an Award granted under the Plan will lapse (as of the date of the Change in Control or such termination without Cause, whichever is later) and such Awards will be deemed fully vested and any performance conditions imposed with respect to such Awards will be deemed to be fully achieved at the target level.

Section 10.                                   Amendment and Termination.  The Board may, at any time, suspend or terminate the Plan or any Award or revise or amend the Plan or any Award in any respect whatsoever; provided, however, that stockholder approval will be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement.  Nothing herein will restrict the Administrator’s ability to exercise its discretionary authority pursuant to Sections 3, 4 and/or 5 hereof, which discretion may be exercised without amendment of the Plan.  No action hereunder may, without the consent of a Participant, impair the Participant’s rights under any outstanding Award.

Section 11.                                   Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 12.                                   Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld.  The Company and a Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

Section 13.                                   Transfer of Awards.  No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid; provided, however, that Transfers may be made by will or by the laws of descent and distribution.  Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement will be null and void ab initio, and will not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement will not be entitled to be recognized as a holder of such Award or Shares underlying such Award.

Section 14.                                   Continued Employment.  The adoption of the Plan will not confer upon any Participant any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor will it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Participants at any time.

Section 15.                                   Effective Date.  The Plan was adopted by the Board on               , 2014 and approved by the stockholders of the Company and became effective on               , 2014 (the “Effective Date”).

Section 16.                                   Term of Plan.  No Award may be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 17.                                   Section 409A of the Code.  Payments and benefits under the Plan are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and be administered to be in compliance therewith.  Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code will not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant’s termination of employment or service will instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier).  In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to a Participant pursuant to the Plan, which constitutes deferred compensation subject to Section 409A of the Code, will be construed as a separate identified payment for purposes of Section 409A of the Code and not one of a series of payments.

Section 18.                                   Compliance with Law and Agreements.  Subject to compliance with Section 409A of the Code, the Company will not be obligated to issue any Shares or other securities pursuant to the Plan or any Award Agreement if the issuance thereof would, in the reasonable opinion of the Company, result in a violation of law or a breach of a credit agreement, indenture or other material agreement of the Company or its Affiliates.

Section 19.                                   Governing Law.  The Plan will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.